SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): June 21, 2002
                                                          -------------


                            INTERNATIONAL STAR, INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


         Nevada                       0-28861                 86-0876846
----------------------------       -------------          -------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)


  631 North Stephanie Street, #187, Henderson, NV                 89014
  -----------------------------------------------              -----------
      (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (702) 869-8757
                                                   --------------



                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

A vacancy has arisen on the Company's board of directors due to the untimely death of director Pat Westphal.

Pursuant to Nevada law and the by-laws of the Company, the board of directors may elect an interim director to fill the vacancy prior to the next annual meeting of shareholders, but has not yet determined whether it will do so.

For further information contact Investor Relations at: ir@istarnevada.com



NOTE: Safe harbor for Forward Looking Statements.

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of prices, product demand, market compensation, risk inherent in the company's international operations, imprecision of reserve estimates and the company's ability to replace and expand reserves.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     INTERNATIONAL STAR, INC.


Dated: June 25, 2002                 By: /s/ Kamal Alawas
                                     ------------------------------
                                     Kamal Alawas
                                     President and Chief Executive Officer